AXP High Yield Tax-Exempt Fund, Inc.
File No. 2-63552/811-498

EXHIBIT INDEX

Exhibit (h)(8) Transfer Agency Agreement between Registrant and American Express
               Client Service Corporation, dated February 1, 1999.

Exhibit (i)    Opinion and consent of counsel.

Exhibit (j)    Independent Auditors' Consent.

Exhibit (p)(1) Directors' Power of Attorney dated January 13, 2000.

Exhibit (p)(2) Officers' Power of Attorney dated January 13, 2000.

Exhibit (p)(3) Trustees' Power of Attorney dated January 13, 2000.

Exhibit (p)(4) Officers' Power of Attorney dated January 13, 2000.